UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 27, 2020
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2020, Levi Strauss & Co. (the “Company”) announced that it has appointed Seth Ellison, Executive Vice President and President, Europe, to the newly-created position of Executive Vice President and Chief Commercial Officer, effective November 30, 2020. In light of his increased duties and responsibilities, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved increases in Mr. Ellison’s compensation. In connection with his appointment, Mr. Ellison will receive an annual base salary of $900,000, effective November 30, 2020; a target opportunity in the Company’s Annual Incentive Plan at 100% of base salary; and initial long-term incentive (“LTI”) awards, both performance and time-vested, with a grant date target value of $1,800,000. The terms and mix of the LTI awards for executive officers of the Company are described under the “Executive Compensation—Elements of Compensation—Long-Term Incentives” caption in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 27, 2020. No other changes were made to Mr. Ellison’s compensatory or severance arrangements.
The foregoing description is qualified in its entirety by reference to the letter agreement entered into between the Company and Mr. Ellison, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended November 29, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	November 2, 2020	By:	/s/ SETH JAFFE
		Name:	Seth Jaffe
		Title:	Executive Vice President and General Counsel